Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
Sr Director, Corporate Development & Investor Relations
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces First Quarter 2022 Results

▪Revenue of $546.8 million on increasing new trailer shipments
▪Operating income of $20.1 million
▪Diluted earnings per share of $0.24, exceeding prior outlook
▪Robust backlog of $2.3B sets first quarter record; increases 50%+ YoY
▪2022 outlook for revenue and EPS increased to $2.5B and $1.90, respectively

LAFAYETTE, Ind. – April 27, 2022 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended March 31, 2022.
Net sales for the first quarter 2022 of $546.8 million increased 39.5% versus the prior year quarter as the Company continued to scale its ability to serve strong customer demand. Consolidated gross profit was $58.1 million, or 10.6% of sales. Operating income was $20.1 million, or 3.7% of sales during the quarter. Diluted earnings per share was $0.24, exceeding the Company's prior quarterly outlook.
Total company backlog as of March 31, 2022 was approximately $2.3 billion, an increase of $800 million compared to the same quarter last year. Wabash's backlog represents a first quarter record and exceeds the prior Q1 high by 42%.
“Evidenced by record first quarter backlog, demand across our portfolio of solutions remains strong,” explained Brent Yeagy, President and Chief Executive Officer. “With our customer base and supply chain both overwhelmingly levered to the United States, we are largely insulated from international volatility and fortunately situated to benefit from improving labor market trends and new and existing customers that are utilizing trailers in new and interesting ways.”
For the full year ending December 31, 2022, the company increased its outlook for revenue by $200 million to $2.5 billion. Additionally, the Company increased its full year EPS outlook by $0.15 to $1.90.

“As we achieved strengthening financial results throughout the first quarter, our confidence in the trajectory for our full year has increased and we are excited to raise our EPS outlook by more than our first quarter out-performance," said Yeagy. "While our prospects for 2022 are bright, I am most enthusiastic about the increasing rate of change I see within the development of sustainable, customer-centric products and services throughout our portfolio. These are some of the solutions that will chart the course of our strategic growth over the next decade.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2022 and 2021. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended March 31,	2022	2021
New Units Shipped
Trailers	11,695	9,660
Truck bodies	3,540	4,760

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2022	2021	2022	2021
	(Unaudited, dollars in thousands)
Net sales	$502,065	$345,119	$46,708	$48,595
Gross profit	$47,682	$38,328	$10,522	$10,466
Gross profit margin	9.5%	11.1%	22.5%	21.5%
Income from operations	$31,697	$16,623	$6,789	$6,384
Income from operations margin	6.3%	4.8%	14.5%	13.1%
Transportation Solutions’ net sales for the first quarter were $502.1 million, an increase of 45.5%, as compared to the prior year quarter, as operations continued to scale up. Operating income was $31.7 million or 6.3% of sales during the quarter.
Parts & Services' net sales for the first quarter were $46.7 million, a decrease of 3.9% as compared to the prior year quarter, primarily due to the divestiture of Extract Technology on June 30, 2021. Operating income was $6.8 million, or 14.5% of sales during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income, adjusted net income, adjusted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.
Free cash flow is defined as net cash used in operating activities minus cash payments for capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities is included in the tables following this release.

Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income and adjusted earnings per diluted share reflects no adjustments for either period presented. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance.
Adjusted segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations is included in the tables following this release.
First Quarter 2022 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, April 27, 2022, beginning at 10:00 a.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.onewabash.com. The conference call will also be accessible by dialing (888) 440-6928, conference ID 6579482. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You™. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the

Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$72,794	$71,778
Accounts receivable, net	290,035	176,511
Inventories, net	286,734	237,621
Prepaid expenses and other	46,374	43,795
Total current assets	695,937	529,705
Property, plant, and equipment, net	232,037	232,425
Goodwill	188,438	188,443
Intangible assets, net	109,402	114,441
Other assets	41,043	42,057
Total assets	$1,266,857	$1,107,071
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Current portion of finance lease obligations	—	59
Accounts payable	258,643	173,950
Other accrued liabilities	114,017	115,316
Total current liabilities	372,660	289,325
Long-term debt	484,354	428,315
Deferred income taxes	40,510	36,019
Other non-current liabilities	27,080	27,873
Total liabilities	924,604	781,532
Commitments and contingencies
Stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 49,032,640 and 48,954,482 shares outstanding, respectively	764	759
Additional paid-in capital	656,863	653,978
Retained earnings	100,120	92,111
Accumulated other comprehensive income	14,687	859
Treasury stock at cost, 27,454,978 and 27,013,275 common shares, respectively	(430,181)	(422,168)
Total stockholders' equity	342,253	325,539
Total liabilities and stockholders’ equity	$1,266,857	$1,107,071

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales	$546,761	$392,003
Cost of sales	488,706	344,837
Gross profit	58,055	47,166
General and administrative expenses	26,332	22,867
Selling expenses	6,209	6,665
Amortization of intangible assets	5,039	5,798
Impairment and other, net	340	621
Income from operations	20,135	11,215
Other income (expense):
Interest expense	(4,913)	(6,150)
Other, net	(71)	(14)
Other expense, net	(4,984)	(6,164)
Income before income tax expense	15,151	5,051
Income tax expense	3,077	1,834
Net income	$12,074	$3,217

Net income per share:
Basic	$0.25	$0.06
Diluted	$0.24	$0.06
Weighted average common shares outstanding (in thousands):
Basic	49,004	52,126
Diluted	49,730	53,044

Dividends declared per share	$0.08	$0.08

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$12,074	$3,217
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	8,225	6,432
Amortization of intangibles	5,039	5,798
Net gain on sale of property, plant and equipment	(645)	(193)
Deferred income taxes	(50)	661
Stock-based compensation	2,277	2,032
Impairment	986	817
Non-cash interest expense	213	296
Accounts receivable	(113,524)	(33,059)
Inventories	(49,113)	(63,422)
Prepaid expenses and other	2,913	(7,031)
Accounts payable and accrued liabilities	98,284	61,789
Other, net	(1,246)	259
Net cash used in operating activities	$(34,567)	$(22,404)
Cash flows from investing activities
Cash payments for capital expenditures	(9,949)	(4,165)
Proceeds from the sale of assets	1,445	203
Net cash used in investing activities	$(8,504)	$(3,962)
Cash flows from financing activities
Proceeds from exercise of stock options	613	1,235
Dividends paid	(4,337)	(4,253)
Borrowings under revolving credit facilities	56,284	114
Payments under revolving credit facilities	(318)	(114)
Principal payments under finance lease obligations	(59)	(85)
Debt issuance costs paid	(83)	—
Stock repurchases	(8,013)	(19,321)
Net cash provided by (used in) financing activities	$44,087	$(22,424)
Cash and cash equivalents:
Net increase (decrease) in cash, cash equivalents, and restricted cash	$1,016	$(48,790)
Cash, cash equivalents, and restricted cash at beginning of period	71,778	217,677
Cash, cash equivalents, and restricted cash at end of period	$72,794	$168,887

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended March 31,	2022	2021
Units Shipped
New trailers	11,695	9,660
New truck bodies	3,540	4,760
Used trailers	20	40

Three Months Ended March 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2022
New Trailers	$437,963	$54	$(311)	$437,706
Used Trailers	—	569	—	569
Components, parts and service	—	33,564	(1,701)	31,863
Equipment and other	64,102	12,521	—	76,623
Total net external sales	$502,065	$46,708	$(2,012)	$546,761
Gross profit	$47,682	$10,522	$(149)	$58,055
Income (loss) from operations	$31,697	$6,789	$(18,351)	$20,135

2021
New Trailers	$268,931	$—	$—	$268,931
Used Trailers	165	847	—	1,012
Components, parts and service	—	35,498	(1,711)	33,787
Equipment and other	76,023	12,250	—	88,273
Total net external sales	$345,119	$48,595	$(1,711)	$392,003
Gross profit	$38,328	$10,466	$(1,628)	$47,166
Income (loss) from operations	$16,623	$6,384	$(11,792)	$11,215

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended March 31,
	2022	2021
Transportation Solutions
Income from operations	$31,697	$16,623
Adjustments:
N/A	—	—
Adjusted operating income	31,697	16,623

Parts & Services
Income from operations	6,789	6,384
Adjustments:
N/A	—	—
Adjusted operating income	6,789	6,384

Corporate
Loss from operations	(18,351)	(11,792)
Adjustments:
N/A	—	—
Adjusted operating loss	(18,351)	(11,792)

Consolidated
Income from operations	20,135	11,215
Adjustments:
N/A	—	—
Adjusted operating income	$20,135	$11,215

1 Adjusted operating income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended March 31,
	2022	2021
Net income	$12,074	$3,217
Income tax expense	3,077	1,834
Interest expense	4,913	6,150
Depreciation and amortization	13,264	12,230
Stock-based compensation	2,277	2,032
Impairment and other, net	340	621
Other, net	71	14
Operating EBITDA	$36,016	$26,098

Adjusted Net Income[2]:	Three Months Ended March 31,
	2022	2021
Net income	$12,074	$3,217
Adjustments:
N/A	—	—
Adjusted net income	$12,074	$3,217

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended March 31,
	2022	2021
Diluted earnings per share	$0.24	$0.06
Adjustments:
N/A	—	—
Adjusted diluted earnings per share	$0.24	$0.06

Weighted average diluted shares outstanding (in thousands)	49,730	53,044

1 Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income and adjusted earnings per diluted share reflects no adjustments in either period presented. However, management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities	$(34,567)	$(22,404)
Cash payments for capital expenditures	(9,949)	(4,165)
Free cash flow[1]	$(44,516)	$(26,569)

1 Free cash flow is defined as net cash used in operating activities minus cash payments for capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2022	2021	2022	2021
Income from operations	$31,697	$16,623	$6,789	$6,384
Depreciation and amortization	11,533	10,386	1,036	1,315
Impairment and other, net	(621)	818	(10)	(197)
Adjusted segment EBITDA	$42,609	$27,827	$7,815	$7,502

Adjusted segment EBITDA margin	8.5%	8.1%	16.7%	15.4%

1 Adjusted segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.